Exhibit 11.1

Baker Tilly Virchow Krause, LLP 8219 Leesburg Pike, Suite 800 Tysons, VA 22182-2625 tel 703 923 8300 fax 703 923 8330 bakertilly.com

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of:

StreetShares, Inc. and Subsidiaries

We consent to the inclusion in the Annual Report on Form 1-K of our report dated October 28, 2016, relating to the consolidated financial statements of StreetShares, Inc. and subsidiaries as of and for the years ended June 30, 2016 and 2015, which appears in such Annual Report.

Tysons, Virginia

October 28, 2016